Exhibit 99.1

Report of Independent Auditor

To the Board of Directors and Shareholders of
Wheeler Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of JANAF (referred to as the "Property") for the year ended December 31, 2016.

Management’s Responsibility for the Statement
Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on this Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As further discussed in Note 1, Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the "Company") through WHLR-JANAF, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Company is the sole general partner, is a party to the agreement to acquire the Property.

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP
Virginia Beach, Virginia
January 9, 2018

JANAF
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2017 (Unaudited) and the Year Ended December 31, 2016

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
	(unaudited)
REVENUES:
Rental revenues	$5,958,242	$7,701,467
Tenant reimbursements and other revenues	2,232,171	3,144,021

Total Revenues	8,190,413	10,845,488

CERTAIN OPERATING EXPENSES:
Property operating	2,136,182	2,498,654
Real estate taxes	600,603	799,225
Repairs and maintenance	423,289	698,681
Other	218,268	322,325

Total Certain Operating Expenses	3,378,342	4,318,885

Excess of Revenues Over Certain Operating Expenses	$4,812,071	$6,526,603

See accompanying notes to statements of revenues and certain operating expenses.

JANAF
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2017 (Unaudited) and the Year Ended December 31, 2016

1. Business and Purchase Agreement

On November 3, 2016, Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the “Trust” or the “Company”), through WHLR-JANAF, LLC, a Delaware limited liability company ("WHLR-JANAF") and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership (the "Operating Partnership"), of which the Company is the sole general partner, entered into a Purchase and Sale Agreement (as amended, the “Purchase Agreement"), as buyer, with JANAF Shopping Center, LLC, a Delaware limited liability company, JANAF Shops, LLC, a Virginia limited liability company, JANAF HQ, LLC, a Virginia limited liability company, and JANAF Crossings, LLC, a Virginia limited liability company (collectively, "seller"), to acquire JANAF (the "Property"), a 887,917 square foot shopping center located in Norfolk, Virginia, for a contract price of $85.65 million. The acquisition will be completed upon the successful completion of a capital raising transaction, assumption of approximately $58.4 million of mortgage loans secured by the Property and satisfaction of other customary closing conditions. The Property is 94% leased. The Property is anchored by BJ's Wholesale Club including the Fuel Center ("BJ's"), which occupies 17% of the total gross leasable area with a lease that expires in March 2020 with the BJ's fuel center lease expiring in March 2030.

2. Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated under the Securities Act of 1933, as amended. Accordingly, the Statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income and amortization of above- and below-market leases. Management is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results.

3. Summary of Significant Accounting Policies

Revenue Recognition

The Property leases retail and office space under various lease agreements with tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates. The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Use of Estimates

The Company has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to present the Statements in conformity with accounting principles generally accepted in the United States ("US GAAP"). Actual results could differ from those estimates.

JANAF
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2017 (Unaudited) and the Year Ended December 31, 2016

4. Revenues

           The weighted average remaining lease terms for tenants at the Property was 4.61 years as of September 30, 2017 (unaudited). Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding common area maintenance expenses and percentage rent based on tenant sales volume, as of September 30, 2017 (unaudited) and December 31, 2016 were as follows:

	Twelve Months Ending September 30,	Years Ending December 31,

	(unaudited)
2017	$—	$8,223,117
2018	8,506,398	8,287,108
2019	7,488,425	7,162,751
2020	6,057,172	5,743,205
2021	4,584,136	4,236,077
2022	3,416,555	3,203,533
Thereafter	14,107,576	13,352,564

	$44,160,262	$50,208,355

The above schedule takes into consideration all renewals and new leases executed subsequent to September 30, 2017 through the date of this report.

5. Tenant Concentrations

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 5% of total annualized rental income for all tenants on a straight line basis as of September 30, 2017 (unaudited) and December 31, 2016 (unaudited):

Tenant	September 30, 2017	December 31, 2016
	(unaudited)	(unaudited)
BJ's	6.6%	6.7%

The termination, delinquency or nonrenewal of the above tenant may have a material adverse effect on revenues. No other tenant represents more than 5% of annualized rental income as of September 30, 2017 (unaudited) and December 31, 2016 (unaudited).

6. Commitments and Contingencies

The Property is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that insurance coverage is sufficient to cover these matters. The Company believes that the ultimate settlement of these actions will not have a material adverse effect on the Property’s results of operations.

7. Ground Leases

As of September 30, 2017, JANAF is subject to five ground leases which terminate in 2069. The ground leases require JANAF to make fixed annual rental payments along with percentage rent and include escalation

JANAF
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2017 (Unaudited) and the Year Ended December 31, 2016

clauses and renewal options. JANAF incurred ground lease expense included in property operating expense of $308,132 and $404,001 for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively.

Future minimum base rent lease payments due under these ground leases, including applicable automatic extension options, are as follows:

	Twelve Months Ending September 30,	Years Ending December 31,

	(unaudited)
2017	$—	$145,000
2018	145,000	145,000
2019	145,000	145,417
2020	149,167	150,000
2021	150,000	150,000
2022	150,000	150,000
Thereafter	7,075,000	7,037,500

	$7,814,167	$7,922,917

8. Subsequent Events

The Company has evaluated all events and transactions that occurred through January 9, 2018, the date the financial statements were available to be issued, and is not aware of any events that have occurred that would require additional adjustments to or disclosures in the Statements.